INDENTURE OF TRUST



                   CITY OF INDIANAPOLIS, INDIANA



                                AND



                    INDIANAPOLIS WATER COMPANY



                                TO


                   National City Bank, Indiana,
                            As Trustee



                     DATED AS OF APRIL 1, 1993










  $11,600,000 City of Indianapolis, Indiana Economic Development
  Water Facilities Refunding Revenue Bonds, Series 1993
  (Indianapolis Water Company Project)

                         Table of Contents

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . .   1

GRANTING CLAUSES  . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE I      Definitions and Exhibits   . . . . . . . . . .   4

     Section 101.  Terms Defined.   . . . . . . . . . . . . .   4
     Section 102.  Rules of Interpretation.   . . . . . . . .   7
     Section 103.  Exhibits.  . . . . . . . . . . . . . . . .   8

ARTICLE II     The Bonds  . . . . . . . . . . . . . . . . . .   8

     Section 201.  Terms of Bonds.  . . . . . . . . . . . . .   8
     Section 202.  Issuance of Bonds; Denominations.  . . . .   8
     Section 203.  Payments on Bonds.   . . . . . . . . . . .   9
     Section 204.  Execution; Limited Obligation.   . . . . .   9
     Section 205.  Authentication.  . . . . . . . . . . . . .  10
     Section 206.  Delivery of Bonds.   . . . . . . . . . . .  10
     Section 207.  Mutilated, Lost, Stolen or Destroyed
                    Bonds.  . . . . . . . . . . . . . . . . .  11
     Section 208.  Registration and Exchange of Bonds;
                    Persons Treated as Owners.  . . . . . . .  11
     Section 209.  Form of Bonds.   . . . . . . . . . . . . .  12

ARTICLE III    Application of Bond Proceeds; Redemption
               Fund   . . . . . . . . . . . . . . . . . . . .  12

     Section 301.  Deposit of Funds.  . . . . . . . . . . . .  12
     Section 302.  Redemption Fund.   . . . . . . . . . . . .  12

ARTICLE IV     Revenues and Funds   . . . . . . . . . . . . .  13

     Section 401.  Source of Payment of Bonds.  . . . . . . .  13
     Section 402.  Creation of Bond Fund.   . . . . . . . . .  13
     Section 403.  Payments into Bond Fund.   . . . . . . . .  13
     Section 404.  Use of Moneys in Bond Fund.  . . . . . . .  13
     Section 405.  Investment of Funds.   . . . . . . . . . .  14
     Section 406.  Rebate Fund.   . . . . . . . . . . . . . .  14
     Section 407.  Rebate Deposits.   . . . . . . . . . . . .  15
     Section 408.  Rebate Disbursements.  . . . . . . . . . .  15
     Section 409.  Trust Funds.     . . . . . .. . . . . . . . 15
     Section 410.  Nonpresentment of Bonds.   . . . . . . . .  16

ARTICLE V      Redemption of Bonds Before Maturity  . . . . .  16

     Section 501.  Determination of Taxability Redemption.  .  16
     Section 502.  Extraordinary Event Redemption.  . . . . .  16
     Section 503.  Notice of Redemption.  . . . . . . . . . .  17
     Section 504.  Cancellation.  . . . . . . . . . . . . . .  19

ARTICLE VI     General Covenants  . . . . . . . . . . . . . .  19

     Section 601.  Payment of Principal, Premium, if any,
                    and Interest.   . . . . . . . . . . . . .  19
     Section 602.  Performance of Covenants.  . . . . . . . .  19
     Section 603.  Ownership; Instruments of Further
                    Assurance.  . . . . . . . . . . . . . . .  19
     Section 604.  Rights under Loan Agreement and First
                    Mortgage Bonds.   . . . . . . . . . . . .  20
     Section 605.  Designation of Additional Paying Agents.    20
     Section 606.  Recordation; Application of Uniform
                    Commercial Code.  . . . . . . . . . . . .  20
     Section 607.  List of Bondholders.   . . . . . . . . . .  21

ARTICLE VII    Possession and Use of the Project  . . . . . .  21

     Section 701.  Subordination to Rights of Company.  . . .  21

ARTICLE VIII   Remedies   . . . . . . . . . . . . . . . . . .  21

     Section 801.  Events of Default.   . . . . . . . . . . .  21
     Section 802.  Acceleration Rights.   . . . . . . . . . .  22
     Section 803.  Other Remedies; Rights of Bondholders.   .  22
     Section 804.  Right of Bondholders to Direct
                    Proceedings.  . . . . . . . . . . . . . .  23
     Section 805.  Appointment of Receivers.  . . . . . . . .  23
     Section 806.  Application of Moneys.   . . . . . . . . .  23
     Section 807.  Remedies Vested in Trustee.  . . . . . . .  25
     Section 808.  Rights and Remedies of Bondholders.  . . .  25
     Section 809.  Termination of Proceedings.  . . . . . . .  26
     Section 810.  Waivers of Events of Default.  . . . . . .  26
     Section 811.  Cooperation of Municipality.   . . . . . .  26

ARTICLE IX     The Trustee  . . . . . . . . . . . . . . . . .  26

     Section 901.  Acceptance of Trusts.  . . . . . . . . . .  26
     Section 902.  Certain Rights of Trustee.   . . . . . . .  26
     Section 903.  Fees, Charges and Expenses of Trustee and
                    Paying Agent.   . . . . . . . . . . . . .  28
     Section 904.  Notice to Bondholders if Default Occurs.    29
     Section 905.  Intervention by Trustee.   . . . . . . . .  29
     Section 906.  Successor Trustee.   . . . . . . . . . . .  29
     Section 907.  Resignation by Trustee.  . . . . . . . . .  29
     Section 908.  Removal of Trustee.  . . . . . . . . . . .  30
     Section 909.  Appointment of Successor Trustee by
                    Bondholders; Temporary Trustee.   . . . .  30
     Section 910.  Concerning Any Successor Trustees.   . . .  30
     Section 911.  Trustee Protected in Relying upon
                    Resolution, etc.  . . . . . . . . . . . .  31
     Section 912.  Successor Trustee as Trustee of Funds,
                    Paying Agent and Bond Registrar.  . . . .  31

ARTICLE X      Supplemental Indentures  . . . . . . . . . . .  31

     Section 1001.  Supplemental Indentures Not Requiring
                     Consent of Bondholders.  . . . . . . . .  33
     Section 1002.  Supplemental Indentures Requiring
                     Consent of Bondholders.  . . . . . . . .  32

ARTICLE XI     Amendments to the Loan Agreement   . . . . . .  32

     Section 1101.  Amendments, etc., to Loan Agreement, the
                     Twenty-First Supplemental Indenture, the
                     First Mortgage Indenture or the Guaranty
                     Not Requiring Consent of Bondholders   .  32
     Section 1102.  Amendments, etc., to Loan Agreement, the
                     Twenty-First Supplemental Indenture, the
                     First Mortgage Indenture or the Guaranty
                     Requiring Consent of Bondholders.  . . .  32
     Section 1103.  No Amendment May Alter First Mortgage
                     Bonds.   . . . . . . . . . . . . . . . .  33

ARTICLE XII    Miscellaneous  . . . . . . . . . . . . . . . .  33

     Section 1201.  Satisfaction and Discharge.   . . . . . .  33
     Section 1202.  Application of Trust Money.   . . . . . .  34
     Section 1203.  Consents, etc., of Bondholders.   . . . .  34
     Section 1204.  Parties Interested Herein.  . . . . . . .  35
     Section 1205.  Severability.   . . . . . . . . . . . . .  35
     Section 1206.  Notices.  . . . . . . . . . . . . . . . .  35
     Section 1207.  Trustee as Paying Agent and Registrar.  .  35
     Section 1208.  Counterparts.   . . . . . . . . . . . . .  35
     Section 1209.  Applicable Law.   . . . . . . . . . . . .  36
     Section 1210.  Holidays.   . . . . . . . . . . . . . . .  36
     Section 1211.  Captions and Table of Contents.   . . . .  36

  Exhibit A:   Form of Bond, form of Trustee's Certificate of
               Authentication and form of Assignment.

  Exhibit B:   Description of the Project.

                        INDENTURE OF TRUST


          This INDENTURE OF TRUST has been executed as of April 1, 1993, by and among the CITY OF INDIANAPOLIS, INDIANA (the "Municipality"), INDIANAPOLIS WATER COMPANY, an Indiana corporation (the "Company"), and National City Bank, Indiana, a national banking association authorized to accept trusts of this character with its principal office located in Indianapolis, Indiana, as Trustee (the "Trustee").


                             RECITALS

          1. Definitions of certain of the terms used in these Recitals are set out in Article I hereof and Article I of the Loan Agreement.

          2.   IC 36-7-11.9 and IC 36-7-12 authorize
  municipalities in the State of Indiana to issue revenue bonds to finance the cost of providing economic development facilities and also authorize the municipalities to issue revenue bonds to refund such bonds.

          3. In 1974, the Company initiated a program of expansion of its Indianapolis water distribution facilities. A portion of those facilities, now known as the Thomas W. Moses Treatment Plant and described on Exhibit B attached hereto (the "Project"), were financed through the City of Indianapolis, Indiana 6-1/4% Economic Development Water Facilities Revenue Bonds, 1974 Series (Indianapolis Water Company Project) (the "1974 Bonds").

          4. To finance a portion of the costs of the Project, the Company borrowed from the Municipality funds derived from the sale of the 1974 Bonds, and the Company, as evidence of its obligation to repay the funds, issued and delivered to the Municipality its First Mortgage Bonds, Economic Development Series A.

          5. The Company has determined that the 1974 Bonds can be refinanced at a net savings to the Company and has further determined that such refinancing will result in other benefits to the Company.

          6.  Pursuant to IC 5-1-5, IC 36-7-11.9 and IC 36-7-12,
  the Municipality is authorized and empowered to issue revenue bonds to refund and refinance revenue bonds previously issued by it. The Municipality is obtaining funds to loan to the Company to assist with the refunding and refinancing of the 1974 Bonds through the sale of its $11,600,000 aggregate principal amount of City of Indianapolis, Indiana Economic

  Development Water Facilities Refunding Revenue Bonds, Series
  1993 (Indianapolis Water Company Project).

          7. Under the Loan Agreement and pursuant to this Indenture, the Municipality will issue $11,600,000 of its Economic Development Water Facilities Refunding Revenue Bonds, Series 1993 (Indianapolis Water Company Project), will sell the Bonds to the Purchaser and will lend the proceeds from the sale of the Bonds to the Company. The Bonds will be payable solely out of the revenues and other amounts derived from the First Mortgage Bonds (as hereinafter defined) and under the Loan Agreement, and pursuant to the Guaranty Agreement under which the principal of, premium, if any, and interest on the Bonds will be guaranteed by IWC Resources Corporation, an Indiana corporation (the "Guarantor"). The Bonds shall not in any respect be a general obligation of, an indebtedness of, or constitute a charge against the general credit of the Municipality, the State of Indiana or any political subdivision thereof.

          8. To evidence its obligation to repay the Loan, the Company will deliver the First Mortgage Bonds to the Municipality.

          9. This Indenture provides for the issuance of the Bonds, the assignment by the Municipality of the First Mortgage Bonds and its rights under the Loan Agreement (except the right to receive payment for its expenses, the right to receive indemnities, the right to receive notices and its rights relating to any amendments to the Loan Agreement) to the Trustee.

          10.  The Bonds and the Trustee's Certificate of
  Authentication for the Bonds will be substantially in the form set forth in Exhibit A hereto.

          11. All things necessary to make the Bonds, when authenticated by the Trustee and issued as provided in this Indenture, the valid, binding and legal obligations of the Municipality according to the import thereof, and to constitute this Indenture a valid assignment and pledge of the properties and amounts assigned and pledged to the payment of the principal of and premium, if any, and interest on the Bonds and a valid assignment and pledge of the rights of the Municipality under the Loan Agreement (except the right to receive payment for its expenses, the right to receive indemnities, the right to receive notices and its rights relating to any amendments to the Loan Agreement) and the First Mortgage Bonds have been done and performed, and the creation, execution and delivery of this Indenture and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized.

          NOW, THEREFORE, THIS INDENTURE OF TRUST WITNESSES THAT:

                         GRANTING CLAUSES

          In order to secure the payment of the principal of and premium, if any, and interest on the Bonds and in order to secure the performance and observance of all the covenants and conditions in this Indenture and in the Bonds, and in order to declare the terms and conditions upon which the Bonds are issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become holders thereof, and for and in consideration of the premises, the Loan, the mutual covenants of the parties, the acceptance by the Trustee of the trust hereby created, and the purchase and acceptance of the Bonds by the holders, the Municipality and the Company have executed and delivered this Indenture and by this Indenture assign and pledge and grant a security interest in the following to the Trustee, its successors and assigns forever:

                       First Granting Clause

          All of the right, title and interest of the Municipality in, to and under the First Mortgage Bonds and the Loan Agreement (except the right to receive payment for its expenses, the right to receive indemnities, the right to receive notices and its rights relating to any amendments to the Loan Agreement), including all sums payable with respect to the indebtedness evidenced by the First Mortgage Bonds and the Loan Agreement, and all proceeds thereof; provided that the assignment made by this clause shall not impair or diminish any obligation of the Municipality under the Loan Agreement.

                      Second Granting Clause

          All moneys and securities from time to time held by the Trustee under the terms of this Indenture, including without limitation the Guaranty, the moneys held in trust funds, and any and all other property pledged, assigned or transferred to the Trustee at any time for additional security by the Municipality or the Company or with their written consent, and all proceeds thereof, excepting, however, moneys deposited in the Rebate Fund pursuant to Section 406 hereof. The Trustee is authorized to receive the additional property at any time and to hold and apply that property under this Indenture.

          TO HAVE AND TO HOLD FOREVER IN TRUST, NEVERTHELESS, upon the terms of this Indenture, to secure the payment of the principal of and premium, if any, and interest on the Bonds, and to secure the observance and performance of all the terms of this Indenture, and for the benefit and security of the holders of the Bonds, without preference, priority or distinction as to lien or otherwise, except as provided in this

  Indenture, of any one Bond over any other Bond or as among principal, premium and interest.

          The terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become the holders thereof, and the trusts and conditions upon which the pledged property, rights, interests, moneys and revenues are to be held and disbursed, are as follows:


                             ARTICLE I

                     Definitions and Exhibits

          Section 101.  Terms Defined.  As used in this
  Agreement, the following terms shall have the following meanings unless the context otherwise requires.

          "Bond" or "Bonds" means one or more of the City of Indianapolis, Indiana Economic Development Water Facilities Refunding Revenue Bonds, Series 1993 (Indianapolis Water Company Project) to be issued under this Indenture in the aggregate principal amount of $11,600,000.

          "Bond Fund" means the Fund created and established under Section 402 of this Indenture.

          "Bondholder" or "Holder" or "Owner" or "Owner of the Bonds" means the registered owner of any Bond.

          "Bond Register" means the registration books of the Municipality kept by the Trustee to evidence the registration and transfer of the Bonds.

          "Business Day" means each Monday through Friday on which the national banks located in Indianapolis, Indiana are open for the transaction of normal banking business.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Indianapolis Water Company, an Indiana corporation.

          "Determination of Taxability" means the occurrence of any of the following:

          (a) the filing by the Company of its certificate with the Trustee indicating to the satisfaction of the Trustee that an Event of Taxability has occurred;

          (b) notification to the Trustee that an authorized officer or official of the Internal Revenue Service has issued a statutory notice of deficiency or document of substantially similar import to the effect that an Event of Taxability has occurred; or

          (c) notification to the Trustee from any Bondholder or former Bondholder to the effect that the Internal Revenue Service has assessed as includable in the gross income of such Bondholder or former Bondholder interest on a Bond due to the occurrence of an Event of Taxability;

  provided, however, that in respect of clauses (b) and (c) above, a Determination of Taxability shall not be deemed to have occurred unless and until the Company has been notified of the allegation that an Event of Taxability and a Determination of Taxability have occurred and either (i) the Company fails to commence a contest of such allegation in good faith and by appropriate legal proceedings within 90 days following such notification, or (ii) the Company does commence such contest within such time, but thereafter fails to pursue it diligently, in good faith and by appropriate legal proceedings to a final order or judgment by a court or administrative body of competent jurisdiction, or (iii) such contest results in a final order or judgment of a court or administrative body of competent jurisdiction to the effect that an Event of Taxability has occurred and the time for any appeal of such order or judgment has expired.

          "Event of Default" means those events of default specified in Section 801.

          "Event of Taxability" means any event, condition or circumstance which has the effect or result that interest on a Bond is not excludable for federal income tax purposes from the gross income of a Bondholder or a former Bondholder under
  Section 103 of the Code, other than for a period during which the Bondholder or a former Bondholder is or was a "substantial user" of the Project or a "related person" for purposes of
  Section 147(a) of the Code, and the regulations thereunder. An Event of Taxability does not include any event, condition or circumstance which results in the interest on a Bond being a preference item subject to an alternate minimum tax, or in any other tax consequences that do not involve the inclusion for federal income tax purposes of interest on the Bonds in the income of Bondholders generally but instead depend upon a Bondholder's particular tax status.

          "First Mortgage Bonds" means the First Mortgage Bonds issued under the Twenty-Second Supplemental Indenture to the Company's First Mortgage Indenture and designated Indianapolis Water Company First Mortgage Bonds, Economic Development Series E.

          "First Mortgage Indenture" means the First Mortgage
  Indenture dated as of July 1, 1936 between the Company and

  Fidelity Bank, National Association (formerly the
  Fidelity-Philadelphia Trust Company), Philadelphia,
  Pennsylvania, as trustee, as heretofore amended and supplemented by twenty-one supplemental indentures and as to be amended and as to be supplemented by the Twenty-Second
  Supplemental Indenture.

          "First Mortgage Indenture Trustee" means the trustee serving as such under the First Mortgage Indenture.

          "Guarantor" means IWC Resources Corporation, the guarantor under the Guaranty.

          "Guaranty" means the Guaranty Agreement dated as of April 1, 1993, under which IWC Resources Corporation guarantees the payment of the principal of, premium, if any, and interest on the Bonds.

          "Loan Agreement" means the Loan Agreement dated as of the date of this Indenture between the Company and the Municipality and all amendments and supplements thereto.

          "Majority" means, when used with reference to the Owners or Holders of Bonds outstanding, in excess of fifty percent (50%) of the principal amount of the Bonds outstanding.

          "1974 Bonds" means the 6-1/4% City of Indianapolis,
  Indiana Economic Development Revenue Bonds, 1974 Series
  (Indianapolis Water Company Project).

          "Municipality" means the City of Indianapolis, Indiana.

          "Officer's Certificate" means a certificate of the Municipality signed by the Mayor or Clerk or by any other person designated by resolution of the Municipality to act for either of those officers, either generally or with respect to the execution of any particular document or other specific matter, a certified copy of which resolution shall be filed with the Trustee.

          "Outstanding" or "Bonds outstanding" or "outstanding
  Bonds" means all Bonds which have been duly authenticated and delivered by the Trustee under this Indenture, except:

          (a) Bonds cancelled after purchase or because of payment at or redemption prior to maturity;

          (b) Bonds for the payment or redemption of which funds or securities shall have been deposited with the Trustee (whether upon or prior to the maturity or redemption date of those Bonds) and with respect to which all actions required to be taken at the time of such deposit as set forth in
     Section 1201 have been taken including, without limitation, the requirement that if those Bonds are to be redeemed prior to the maturity thereof, notice of the redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for notice, or waiver of notice satisfactory in form to the Trustee shall have been filed with the Trustee; and

          (c)  Bonds in lieu of which others have been
     authenticated under Section 207 and Section 208.

          "Person" means natural persons, firms, associations, corporations and public bodies.

          "Project" means the facilities described in Exhibit B hereto.

          "Purchaser" means Smith Barney, Harris Upham & Co.
  Incorporated.

          "Qualified Investments" means investments authorized under Section 3.3 of the Loan Agreement.

          "Rebate Fund" means the Fund created and established under Section 406 of this Indenture.

          "Record Date" means with respect to an interest payment date, the fifteenth (15th) day of the calendar month immediately preceding such interest payment date (whether or not a Business Day).

          "Redemption Fund" means the Fund created and established under Section 302 of this Indenture.

          "Trust Estate" means the property, rights, moneys, securities and other amounts conveyed to the Trustee pursuant to the Granting Clauses hereof.

          "Trustee" means National City Bank, Indiana, and any successor trustee or co-trustee.

          "Twenty-Second Supplemental Indenture" means the supplemental indenture dated as of April 1, 1993, between the Company and the First Mortgage Indenture Trustee, under which the First Mortgage Bonds are to be issued.

          "Written Request" with reference to the Municipality means a request in writing signed by the Mayor or Clerk or any other officer or officers of the Municipality satisfactory to the Trustee.

          Section 102.  Rules of Interpretation.  For all
  purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole including exhibits and not to any particular Article, Section or other subdivision.

          (2) The terms defined in this Article include the plural, as well as the singular.

          (3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          (4) Any terms not defined herein but defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement.

          Section 103.  Exhibits.  The following Exhibits are a
  part of this Agreement:

          Exhibit A: Form of Bond, form of Trustee's Certificate of Authentication and form of Assignment.

          Exhibit B:  Description of the Project.



                            ARTICLE II

                             The Bonds

          Section 201. Terms of Bonds. No Bonds may be issued under this Indenture except in accordance with this Article. The total aggregate principal amount of Bonds shall not exceed $11,600,000 (other than Bonds issued pursuant to Section 207).

          Section 202.  Issuance of Bonds; Denominations.  Each
  of the Bonds shall be designated "City of Indianapolis, Indiana
  Economic Development Water Facilities Refunding Revenue Bond,
  Series 1993 (Indianapolis Water Company Project)."

          The Bonds shall be issuable as fully registered bonds without coupons in the denominations of $5,000 or any integral multiple thereof and shall be lettered and numbered R-1 upward. Each Bond initially issued hereunder shall be dated the date of issuance thereof and shall bear interest from the date of issuance.

          Bonds issued in exchange for Bonds surrendered for transfer or exchange or in place of mutilated, lost, stolen or destroyed Bonds will bear interest from the last date to which interest has been paid in full on the Bonds being transferred, exchanged or replaced or, if no interest has been paid, from the date of their initial issuance.

          Interest on the Bonds shall be paid to the persons who were the Owners of such Bonds as of the close of business on the Record Date next preceding such interest payment date at the registered addresses of such Owners as they shall appear on the registration books maintained by the Trustee notwithstanding the cancellation of any such Bonds upon any exchange or transfer thereof subsequent to the Record Date and prior to such interest payment date. Payment of interest to all Bondholders shall be by check drawn on the principal office of the Trustee and mailed on the due date thereof by first class United States mail to such Bondholder, or, at the written election of the registered owner of $1,000,000 or more in aggregate principal amount of Bonds delivered to the Trustee at least one Business Day prior to the Record Date for which such election will be effective, by wire transfer to the registered owner or by deposit into the account of the registered owner if such account is maintained by the Trustee.

          The interest on the Bonds shall be payable on each May 1, and November 1 commencing on November 1, 1993. The Bonds shall mature on May 1, 2001 and shall bear interest from the date of their initial issuance until paid in full at the per annum rate of 5.20%, computed on the basis of a year of 360 days (consisting of 12 months of 30 days each). To the extent permitted by law, overdue interest on the Bonds shall also bear interest at such rate until paid in full.

          Section 203. Payments on Bonds. The principal of and premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which, at the date of payment thereof, is legal tender for the payment of public and private debts. Principal of and premium, if any, and interest on the Bonds shall be payable at the principal office of the Trustee, in the City of Indianapolis, Indiana, or of any alternate paying agent named in the Bonds or subsequently appointed. Payment of the interest on the Bonds on any payment date shall be made to the person appearing on the Bond registration books of the Trustee as the registered Owner and shall be paid by check or draft mailed to the registered Owner on the due date at the address on such registration books without any presentation of the Bonds. Payment of the principal of and premium, if any, on any Bond shall be made upon presentation and surrender of the Bond as the same shall become due and payable.

          Section 204. Execution; Limited Obligation. The Bonds shall be executed on behalf of the Municipality with the manual or facsimile signature of its Mayor and attested with the manual or facsimile signature of its Clerk and shall have impressed or printed thereon the corporate seal of the Municipality. In case any officer whose signature appears on the Bonds shall cease to hold that office before the delivery of the Bonds, the signature shall nevertheless be valid and sufficient for all purposes, the same as if the officer had remained in office until delivery. The Bonds, and interest thereon, shall be limited obligations of the Municipality payable by it solely from the payments to be made under the Loan Agreement and on the First Mortgage Bonds (except to the extent paid out of moneys attributable to the proceeds of the Bonds or the income from the temporary investment thereof) and shall be a valid claim of the Holder of the Bonds only against the moneys held by the Trustee. In addition, payment of the Bonds shall be guaranteed by the Guarantor under the Guaranty. The payments to be made under the Loan Agreement and on the First Mortgage Bonds which are assigned for the payment of the Bonds shall be used for no other purpose than to pay the principal of and premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture. The Bonds shall not in any respect be a general obligation of, an indebtedness of, or constitute a charge against the general credit of the Municipality, the State of Indiana, or any political subdivision thereof, and they shall not be payable in any manner from funds raised by taxation.

          Section 205. Authentication. No Bond shall be valid or obligatory for any purpose or entitled to any benefit under this Indenture unless the certificate of authentication on the Bond has been executed by the Trustee, and the executed certificate of the Trustee on the Bond shall be conclusive evidence that the Bond has been authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been executed by it if signed by an authorized representative of the Trustee, but it shall not be necessary that the same representative sign the certificate of authentication on all of the Bonds.

          Section 206. Delivery of Bonds. Upon the execution and delivery of this Indenture, the Municipality shall execute and deliver to the Trustee the Bonds in the aggregate principal amount of $11,600,000 and the Trustee shall authenticate the Bonds and deliver them to the Municipality or to such other person or persons as directed by the Municipality as provided in this Section 206.

          Prior to the delivery by the Trustee of the Bonds, there shall be filed with the Trustee:

          1.   A copy, certified by the Clerk of the
  Municipality, of the Ordinance adopted by the Municipality authorizing the execution and delivery of the Loan Agreement and this Indenture and the issuance of the Bonds.

          2.   Original executed counterparts of the Loan
  Agreement, this Indenture, the Twenty-Second Supplemental
  Indenture and the Guaranty.

          3.   The First Mortgage Bonds as required by the Loan
  Agreement, executed by the Company and assigned by the Municipality to the Trustee for and on behalf of the Municipality.

          4. A Written Request of the Municipality to the Trustee requesting the Trustee to authenticate and deliver the Bonds to the person or persons therein identified upon payment to the Trustee, but for the account of the Municipality, of a sum specified in such request and authorization.

          5. An opinion of bond counsel to the effect that the Bonds are valid and binding limited obligations of the Municipality and that the interest thereon is excludable from the gross income of the recipients thereof for federal income tax purposes under Section 103 of the Code, except when the Bonds are held by a "substantial user" of the Project or a "related person."

          6. Such documents, instruments and other materials requested by the Trustee for the purpose of evidencing the discharge, termination and release of all obligations and liabilities of the Company created by or relating to the 1974 Bonds.

          7. Such other items as shall be required by bond counsel employed in connection with the issuance of the Bonds.

          The proceeds of the Bonds shall be paid to the Trustee and deposited as provided in Section 301 hereof.

          Section 207. Mutilated, Lost, Stolen or Destroyed Bonds. If any Bond is mutilated, lost, stolen or destroyed, the Municipality may execute and the Trustee may authenticate a new Bond for the same original principal amount provided that, in the case of a mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee, and in the case of a lost, stolen or destroyed Bond, there shall be first furnished to the Trustee evidence of the loss, theft or destruction satisfactory to the Trustee, together with indemnity satisfactory to the Trustee. In the event a mutilated, lost, stolen or destroyed Bond shall have matured, instead of issuing a duplicate Bond the Trustee may pay the same without surrender thereof. The Municipality and the Trustee may charge the Holder or Owner of the Bond with their reasonable fees and expenses in this connection.

          Section 208. Registration and Exchange of Bonds; Persons Treated as Owners. The Municipality shall cause books for the registration and for the transfer of the Bonds to be kept by the Trustee, which is hereby appointed the Bond registrar of the Municipality. Upon surrender for transfer of any Bond at the principal office of the Trustee, endorsed for transfer or accompanied by an assignment executed by the registered Owner or his authorized attorney, the Trustee shall authenticate and deliver in the name of the transferee a new fully registered Bond or Bonds for the same original principal amount, which fully registered Bond or Bonds shall have been executed by the Municipality.

          Bonds may be exchanged at the principal office of the Trustee for the same original principal amount of Bonds of other authorized denominations. The Municipality shall execute and the Trustee shall authenticate and deliver new Bonds which the Bondholder making the change is entitled to receive, bearing numbers not then outstanding.

          The Trustee shall not be required to transfer or exchange any Bond during any period beginning on a Record Date and ending on the interest payment date with respect to such Record Date or to transfer or exchange any Bond after the first mailing of notice calling such Bond or a portion thereof for redemption, nor any Bond during the fifteen-day period next preceding the giving of such notice of redemption.

          As to any Bond, the person in whose name the Bond is registered shall be deemed the absolute Owner for all purposes, and payment of either principal of or interest or premium on the Bond shall be made only to or upon the written order of the registered Owner or his legal representative.

          In each case the Bondholder requesting registration, exchange or transfer shall pay any resulting tax or other governmental charge.

          Section 209. Form of Bonds. The Bonds shall be substantially in the form set forth in Exhibit A hereto with any appropriate notations, omissions and insertions permitted or required by this Indenture or deemed necessary by the Trustee.


                            ARTICLE III

                   Application of Bond Proceeds;
                          Redemption Fund

          Section 301.  Deposit of Funds.  Pursuant to
  Section 3.1 of the Loan Agreement, the Municipality shall deposit with the Trustee all proceeds from the sale of Bonds and the Trustee shall deposit all such proceeds into the Redemption Fund created under Section 302 hereof.

          Section 302. Redemption Fund. The Municipality shall establish with the Trustee a separate account to be designated as the "Indianapolis Water Company, Series 1993 (Indianapolis) Redemption Fund." Moneys on deposit in the Redemption Fund shall be paid out by the Trustee as provided in Section 3.2 of the Loan Agreement solely for the purpose of discharging, retiring and redeeming the 1974 Bonds and terminating all obligations and liabilities of the Company created by or relating to the 1974 Bonds; provided, however, that any moneys remaining in the Redemption Fund after such discharge, retirement, redemption and termination shall be promptly released and distributed to the Company. Moneys on deposit in the Redemption Fund may be invested only in Qualified Investments in accordance with Section 3.3 of the Loan Agreement and the income or loss shall be credited or charged to the Redemption Fund.


                            ARTICLE IV

                        Revenues and Funds

          Section 401. Source of Payment of Bonds. The Bonds and all payments to be made by the Municipality hereunder are not general obligations of the Municipality, but are limited obligations payable by it solely out of the revenues and other amounts derived from the First Mortgage Bonds and under the Loan Agreement. In addition, the Bonds shall be guaranteed by the Guarantor under the Guaranty.

          Section 402. Creation of Bond Fund. There is created with the Trustee a trust fund to be designated as the "Indianapolis Water Company, Series 1993 (Indianapolis) Bond Fund." Amounts deposited into the Bond Fund shall be used to pay the principal of and premium, if any, and interest on the Bonds and as otherwise authorized in this Indenture.

          Section 403. Payments into Bond Fund. There shall be deposited into the Bond Fund all payments received pursuant to the First Mortgage Bonds and all other moneys received by the Trustee under the Loan Agreement or the Guaranty which are required or directed to be paid into the Bond Fund.

          Section 404. Use of Moneys in Bond Fund. Except as provided in Section 1201 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds, for the redemption of all or a portion of the Bonds prior to maturity, for the purchase of Bonds or portions thereof for the purpose of cancellation, for any fees and expenses of the Trustee and any paying agent and for any fees and expenses of the Municipality caused by any default of the Company under the Loan Agreement. Whenever the amount in the Bond Fund is sufficient to redeem all of the Bonds then unpaid and to pay the premium, if any, and interest to accrue thereon prior to redemption, the Trustee shall, at the request of the Company, take the necessary steps to redeem the Bonds on the earliest possible redemption date for which the required redemption notice may be given. However, any moneys in the Bond Fund may be used to redeem a part of the

  Bonds outstanding so long as the Company is not in default with respect to any payments under the Loan Agreement or the First Mortgage Bonds, but only to the extent those moneys are in excess of the amount still required for payment of the portion of the Bonds previously called for redemption, the premium thereon, if any, and interest, and any past due interest and principal.

          Section 405. Investment of Funds. Moneys in the Bond Fund may be invested in Qualified Investments as provided for in Section 3.3 of the Loan Agreement. Any such investments shall be held by or under control of the Trustee and shall be deemed at all times a part of the Bond Fund, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund, and any loss resulting from such investments shall be charged to such fund. The Trustee shall sell and reduce to cash funds a sufficient portion of investments under the provisions of this Section 405 whenever the cash balance in the Bond Fund is insufficient to pay the principal of and premium, if any, and interest on the Bonds as and when payable.

          The Company and the Municipality covenant to each other and to and for the benefit of the Holders of the Bonds that no use will be made of the proceeds from the issue and sale of the Bonds which would cause the Bonds to be classified as arbitrage bonds within the meaning of Section 103(b)(2) and Section 148 of the Code. The parties reserve the right, however, to make any investment of proceeds permitted by the laws of the State of Indiana, if Section 148 or regulations thereunder are repealed or relaxed or are held void by final judgment of a court of competent jurisdiction, so long as the investment would not result in making the interest on the Bonds subject to federal income taxation. In making investments, the parties may rely on an opinion of counsel of recognized competence in such matters. The Trustee may make any and all investments permitted by this Section 405 through its own bond department.

          Section 406. Rebate Fund. The Trustee shall establish and maintain, so long as any Bonds are outstanding, a separate segregated fund to be known as the "Rebate Fund" and said Rebate Fund shall have established therein a Rebate Principal Account and a Rebate Income Account. The Trustee shall make information regarding the Bonds and investments hereunder available to the Company and shall make deposits and disbursements from the Rebate Fund in accordance with the provisions of Sections 407 and 408 hereof. The Trustee shall invest, as directed in writing by the Company, the moneys in the Rebate Fund in Qualified Investments and shall deposit income from such investment immediately upon receipt thereof in the Rebate Income Account. Anything in this Indenture to the contrary notwithstanding, the immediately preceding sentence of this Indenture and Section 407 and 408 hereof may be superseded or amended by new investment instructions delivered by the

  Company or the Municipality and accompanied by an opinion of Bond Counsel addressed to the Trustee in writing to the effect that the use of the new investment instructions will not cause the interest on the Bonds to become includable in the gross income of the Holders thereof for federal income tax purposes under Section 103 of the Code.

          The Rebate Fund shall not be pledged as security for the payment of the principal of, premium, if any, and interest payable on the Bonds and all funds deposited to the Rebate Fund shall remain in the Rebate Fund until either (a) the money is disbursed to the United States pursuant to Section 408 hereof or (b) a determination is made by the Company and notice thereof given by the Company to the Trustee in writing that such funds are not owed to the United States under Rebate Requirements of Section 148 of the Code.

          Section 407. Rebate Deposits. If a deposit to the Rebate Principal Account is required as a result of the obligations of the Company pursuant to Section 3.4 of the Loan Agreement, the Trustee shall upon receipt of written directions from the Company accept such payment for the benefit of the Company. If amounts in excess of that required to be rebated to the United States accumulate in the Rebate Fund, the Trustee shall upon written direction from the Company transfer such amount to the Company. Records of the determinations required by this Indenture and relating to the Rebate Fund and the investment instructions must be retained by the Trustee until six (6) years after the Bonds are no longer outstanding.

          Section 408. Rebate Disbursements. Not later than thirty (30) days after April 28, 1998, and every five (5) years thereafter, the Company shall determine and advise the Trustee as to the amount required to be on deposit in the Rebate Principal Account and the Trustee, at the written direction of the Company, shall pay to the United States at least ninety percent (90%) of the amount required to be on deposit in the Rebate Principal Account on such payment date and one hundred percent (100%) of the amount on deposit in the Rebate Income Account as of such payment date. Not later than thirty (30) days after the final retirement of the Bonds, the Trustee, at the written direction of the Company, shall pay to the United States one hundred percent (100%) of the balance remaining in the Rebate Principal Account and the Rebate Income Account. Each payment shall be accompanied by a copy provided by the Company of the Form 8038 originally filed with respect to the Bonds and a statement of the Company summarizing the determination of the amount to be paid to the United States.

          Section 409. Trust Funds. All moneys and securities received by the Trustee under the provisions of this Indenture shall be trust funds and shall not be subject to lien or attachment of any creditor of the Municipality or of the Company.

          Section 410. Nonpresentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereon becomes due, either at maturity, or at the date fixed for redemption thereof, or otherwise, if funds sufficient to pay such Bond shall have been made available to the Trustee for the benefit of the Holder thereof, all liability of the Municipality to the Owner thereof for the payment of such Bond shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds for five years, without liability for interest thereon, for the benefit of the Holder of such Bond, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Bond. Any moneys so deposited with and held by the Trustee not so applied to the payment of Bonds within five years after the date on which the same shall become due, shall be repaid by the Trustee to the Company and thereafter Bondholders shall be entitled to look only to the Company for payment, and then only to the extent of the amount so repaid, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money. Nor shall the Company be liable for any portion of such money that it delivers to the State of Indiana pursuant to IC 32-9.


                             ARTICLE V

                Redemption of Bonds Before Maturity

          Section 501. Determination of Taxability Redemption. The Bonds are subject to mandatory redemption in whole (or in part as provided below) on the earliest practicable date (selected by the Trustee) within one hundred and eighty (180) days following a Determination of Taxability. The redemption price shall be 100% of the principal amount thereof plus accrued interest to the redemption date. Fewer than all the Bonds may be redeemed if redemption of fewer than all would result in the interest payable on the Bonds remaining outstanding being not includable in the gross income for federal income tax purposes of any owner other than a "substantial user" or "related person." If fewer than all Bonds are redeemed, the Trustee will select the Bonds to be redeemed by lot or by such other random means as the Trustee shall determine in its discretion.

          Section 502. Extraordinary Event Redemption. The Bonds shall be redeemed, in whole but not in part, at any time at a redemption price of 100% of the principal amount so redeemed, plus accrued interest to the redemption date, and without redemption premium, if within one year after the occurrence of any of the following events, the Company shall elect to prepay the First Mortgage Bonds:

          (a) All or substantially all of the Project shall have been damaged or destroyed to such extent that, in the opinion of the Company expressed in a Company's certificate filed with the Trustee following such damage or destruction,
     (i) it is not practicable or desirable to rebuild, repair or restore the Project within a period of six consecutive months following such damage or destruction, or (ii) the Company is or will be thereby prevented from carrying out its normal operations at the Project for a period of at least six consecutive months; or

          (b) Any court or administrative body of competent jurisdiction shall enter a judgment, order or decree requiring the Company to cease all or substantially all of its operations at the Project to such extent that, in the opinion of the Company expressed in a Company's certificate filed with the Trustee, the Company is or will be thereby prevented from carrying on its normal operations for a period of at least six consecutive months.

          The Bonds shall also be redeemed at a redemption price of 100% of the principal amount so redeemed, plus accrued interest to the redemption date, and without redemption premium, in the event of and subject to the notice provisions of Section 503 hereof, immediately upon the redemption of First Mortgage Bonds by reason of an event described in Article III,
  Section 2 of the Twenty-Second Supplemental Indenture, relating to eminent domain.

          Section 503.  Notice of Redemption.

          (a) Notice of the call for redemption identifying the Bonds to be redeemed (and, in the case of partial redemption of any Bonds, the respective principal amounts thereof to be redeemed), the redemption date and the redemption price shall be given to Bondholders by mailing the redemption notice by registered or certified mail at least thirty days but no more than sixty days prior to the date fixed for redemption to the registered Owner of each Bond to be redeemed in whole or in part at the address shown on the registration books; provided, however, that failure to give notice by mailing, or any defect therein, with respect to any Bond shall not affect the validity of any proceedings for the redemption of any other Bonds or portions thereof. Reference is hereby made to Section 5.5 of the Loan Agreement, which provision sets forth the obligations of the Company with respect to notice to the Trustee of the Company's exercise of its rights to prepay the First Mortgage Bonds. On and after the redemption date specified in the notice, the Bonds that were called for redemption shall not bear interest, shall no longer be protected by this Indenture and shall not be deemed to be outstanding, and the Holders thereof shall have the right only to receive the redemption price plus accrued interest to the date fixed for redemption;

  provided, however, that all actions required by Section 1201 of this Indenture have been taken.

          (b) In addition to the redemption notice required above, if there is more than one Bondholder of all the Bonds, further notice (the "Additional Notice") shall be given by the Trustee as set out below. No defect in the Additional Notice or any failure to give all or any portion of the Additional Notice shall in any manner defeat the effectiveness of a call for redemption if notice is given as prescribed in paragraph (a) above.

          (1) Each Additional Notice of redemption shall contain the information required in paragraph (a) above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of the Bonds as originally issued: (iii) the rate of interest borne by each Bond being redeemed; (iv) the maturity date of each Bond being redeemed; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

          (2) Each Additional Notice shall be published one time in a financial newspaper or journal which regularly carries notices of redemption of other obligations similar to the Bonds (e.g., The Bond Buyer) such publication to be made at least 30 days prior to the date fixed for redemption.

          (3) Upon the payment of the redemption price of the Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer.

          (4) Each Additional Notice of redemption shall be sent at least 35 days before the redemption date by registered or certified mail or overnight delivery service to the Paying Agents, if any, to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depositories now being Depository Trust Company of New York, New York, Midwest Securities Trust Company of Chicago, Illinois, Pacific Securities Depository Trust Company of San Francisco, California and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania), to Standard and Poor's Corporation, Moody's Investors Service, Inc. and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

          (5) In addition, the Trustee shall at all reasonable times make available to any interested party complete information as to which Bonds have been redeemed or called for redemption.

          Section 504. Cancellation. All Bonds that have been redeemed shall be cancelled by the Trustee and disposed of by the Trustee. A cancelled Bond shall not be reissued and a counterpart of the certificate evidencing its disposition shall be furnished by the Trustee to the Municipality and the Company.


                            ARTICLE VI

                         General Covenants

          Section 601. Payment of Principal, Premium, if any, and Interest. The Municipality shall promptly pay, but solely from payments under the Loan Agreement and on the First Mortgage Bonds and from funds otherwise available therefor in the Bond Fund the principal of and premium, if any, and interest on every Bond at the place, on the dates and in the manner provided herein and in the Bonds. The Bonds do not represent or constitute a debt of the Municipality within the meaning of the provisions of the Constitution or Statutes of the State of Indiana or a pledge of or charge against the credit of the Municipality or grant to the Owners or Holders thereof any right to have the Municipality levy taxes or appropriate any funds for the payment of the principal thereof or interest thereon.

          Section 602.  Performance of Covenants.  The
  Municipality will perform its obligations under this Indenture, the Bonds and the proceedings of its governing body pertaining to the Bonds. The Municipality represents that it is authorized under the Constitution and laws of the State of Indiana to issue the Bonds, to execute this Indenture and to assign all its right and title and interest in and to the First Mortgage Bonds and the Loan Agreement under this Indenture; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been taken, and that the Bonds in the hands of the Holders and Owners thereof are and will be valid and binding obligations of the Municipality.

          The Company covenants that it will faithfully perform at all times all covenants, undertakings, stipulations and provisions which it has expressly undertaken to perform in this Indenture.

          Section 603. Ownership; Instruments of Further Assurance. The Municipality represents that it lawfully owns the First Mortgage Bonds and that the pledge and assignment thereof and the assignment of its interests in the Loan Agreement to the Trustee hereby made are valid and lawful. The Municipality covenants that it will defend the title to the First Mortgage Bonds and its interest in the Loan Agreement assigned to the Trustee, for the benefit of the Holders and

  Owners of the Bonds against the claims and demands of all persons whomsoever.

          The Municipality covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming unto the Trustee the First Mortgage Bonds, the Loan Agreement and all payments thereon and thereunder pledged hereby to the payment of the principal of and premium, if any, and interest on the Bonds. The Municipality covenants that, except as provided herein and in the Loan Agreement, it will not sell, convey, mortgage, encumber or otherwise dispose of any part of the revenues and receipts payable under the First Mortgage Bonds and the Loan Agreement or its rights under the Loan Agreement.

          The Company represents, warrants and covenants that it will have good and marketable title to the Project, subject to the lien of the First Mortgage Indenture and the liens and encumbrances permitted thereby. The Company covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming unto the Trustee the property described herein and assigned or pledged hereby and the rights assigned hereby.

          Section 604. Rights under Loan Agreement and First Mortgage Bonds. The Municipality agrees that the Trustee in its name or in the name of the Municipality may enforce all rights, remedies and privileges granted to the Municipality and all obligations of the Company under and pursuant to the Loan Agreement and the First Mortgage Bonds for and on behalf of the Bondholders, whether or not the Municipality is in default hereunder.

          Section 605. Designation of Additional Paying Agents. The Municipality will cause the necessary arrangements to be made through the Trustee for the designation of alternate paying agents, if any, and for the payment of the Bonds.

          Section 606. Recordation; Application of Uniform Commercial Code. The Municipality, the Company and the Trustee shall cause this Indenture and all supplements hereto as well as such other security instruments, financing statements and all supplements thereto and other instruments or documents as may be reasonably required from time to time to be kept, recorded and filed in such manner and in such places as may be required by law in order to preserve fully and protect the security of the Owners of the Bonds and the rights of the Trustee hereunder, and to perfect the lien of, and the security interest created by, this Indenture. This Indenture is a security agreement in support of any financing statement which may be executed and filed with respect to the Trust Estate, or any part thereof, and should an Event of Default occur, the Trustee may assert any or all of the remedies accorded a secured party under the Uniform Commercial Code of Indiana.
  The Company covenants and agrees to execute and to furnish to the Trustee such financing statements and continuations thereof as the Trustee may reasonably deem necessary or appropriate.

          Section 607. List of Bondholders. The Trustee as bond registrar will keep on file at the principal office of the Trustee a list of names and addresses of the Holders of all Bonds. At reasonable times and under reasonable regulations established by the Trustee, said list may be inspected and copied by the Company, by the Purchaser or by Holders (or a designated representative thereof) of 10% or more in principal amount of Bonds then outstanding, such ownership and the authority of any such designated representative to be evidenced to the reasonable satisfaction of the Trustee.


                            ARTICLE VII

                 Possession and Use of the Project

          Section 701. Subordination to Rights of Company. This Indenture and the rights and privileges hereunder of the Trustee and the Holders of the Bonds are specifically made subject and subordinate to the rights and privileges of the Company set forth in the Loan Agreement. So long as not otherwise provided in this Indenture, the Company shall be suffered and permitted to possess, use and enjoy the Project and appurtenances so as to carry out its obligations under the Loan Agreement.


                           ARTICLE VIII

                             Remedies

          Section 801.  Events of Default.  If any of the
  following events occurs, it is hereby declared an "Event of Default":

          (a) default in the due and punctual payment and for a period of five (5) days thereafter of any interest on any Bonds; or

          (b) default in the due and punctual payment of the principal of or redemption premium, if any, on any Bond, whether at stated maturity thereof, or at the date for redemption thereof, or otherwise; or

          (c) any Event of Default as defined in Section 6.1 of the Loan Agreement shall have occurred; or

          (d) failure by the Municipality or the Company to perform any other obligations under the Bonds or in this Indenture continuing for sixty (60) days after written notice specifying the failure given to the Municipality and the Company by the Trustee, which shall give such notice at the written request of the Holders of not less than ten percent (10%) in aggregate principal amount of the Bonds then outstanding; provided, however, that with respect to this clause (d) and with respect to Section 6.1(d) of the Loan Agreement if failure of performance shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if: (i) such failure of performance, in the reasonable opinion of the Trustee, is correctable without material adverse effect on the Bonds; (ii) corrective action is instituted by or on behalf of the Municipality or the Company within such period and is diligently pursued until such failure of performance is corrected; and (iii) in the reasonable opinion of the Trustee, correction of such failure of performance has not taken an unreasonable amount of time. The Trustee may request (and may rely upon) from the Company or the Municipality a certificate to the effect that the Company or the Municipality has instituted corrective action and will diligently pursue such action and believes that its failure of performance can be corrected through such action; or

          (e) an Event of Default as defined in Section 4.1 of the Guaranty shall have occurred; or

          (f) acceleration for any reason of the maturity of any bonds issued by the Company under the First Mortgage Indenture.

          Section 802. Acceleration Rights. Upon the happening of any Event of Default specified in Section 801 herein, the Trustee may, and shall upon the written request of the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding, by notice in writing delivered to the Municipality and the First Mortgage Indenture Trustee, declare the entire principal amount of the Bonds then outstanding and the interest accrued thereon, immediately due and payable, whereupon that portion of the principal of the Bonds thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding.


          Section 803. Other Remedies; Rights of Bondholders. Upon the occurrence of an Event of Default, the Trustee may pursue any available remedy by suit at law or in equity to enforce the payment of the principal of and premium, if any, and interest on the Bonds then outstanding, to enforce this

  Indenture or to enforce its rights under the First Mortgage
  Indenture.

          If an Event of Default shall have occurred, and if requested so to do by the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding and indemnified as provided in Section 902(i) hereof, the Trustee must exercise such one or more of the rights and powers conferred by this Section 803 as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Bondholders.

          No remedy given under this Indenture to the Trustee or to the Bondholders is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to any other remedy given hereunder or existing at law or in equity or by statute.

          No delay or omission to exercise any right or power accruing upon any Event of Default shall impair the right or power or shall be construed to be a waiver of any Event of Default; and every right and power may be exercised from time to time and as often as may be deemed expedient.

          No waiver of any Event of Default, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies relating to that Event of Default.

          Section 804.  Right of Bondholders to Direct
  Proceedings. The Holders of a majority in aggregate principal amount of the Bonds then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, the method and place of conducting all proceedings to be taken in connection with the enforcement of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall be in accordance with the provisions of law and of this Indenture and that the Trustee is indemnified as provided in Section 902(i) of this Indenture.

          Section 805. Appointment of Receivers. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, to the extent permitted by law, to the appointment of a receiver or receivers of the Trust Estate and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

          Section 806. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article VIII shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances and fees incurred or made by the Trustee and the sums required to be paid by the Company pursuant to this Indenture, the Bonds, the Loan Agreement or the First Mortgage Bonds (other than payment of principal, premium and interest on the Bonds or the First Mortgage Bonds), be deposited into the Bond Fund and applied as follows without preference, priority or distinction as between any Bond and any other Bond:

          (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all moneys shall be applied:

          First--To the payment of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available is not sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on that installment, to the persons entitled thereto, without any discrimination or privilege; and

          Second--To the payment of the unpaid principal of and premium, if any, on the Bonds which shall have become due (other than portions of the Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest from the respective dates upon which they become due and, if the amount available is not sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on that installment, to the persons entitled thereto, without any discrimination or privilege.

          (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all moneys shall be applied to the payment of the principal of and premium, if any, and interest then due and unpaid on the Bonds (other than portions of the Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), without preference or priority, ratably, according to the amounts due respectively for principal, premium and interest, to the persons entitled thereto, without any discrimination or privilege.

          (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded, then, subject to the provisions of subsection (b) of this Section 806 in the event that the principal of the Bonds shall later become due or be declared due and payable, the money shall be applied in accordance with subsection (a) of this Section 806.

          Moneys shall be applied under this Section 806 at the times that the Trustee shall determine, having regard for the amount of moneys available for application and the likelihood of additional moneys becoming available for application in the future. The Trustee shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which application is to be made and on that date interest on the amounts of principal to be paid shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the Holder of any Bond until the Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

          Section 807. Remedies Vested in Trustee. All rights of action (including the right to file proofs of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants the Holders of the Bonds and any recovery of judgment shall, subject to the provisions of Section 806 hereof, be for the equal benefit of the Holders of the Bonds.

          Section 808. Rights and Remedies of Bondholders. No Holder of any Bond may institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust thereof or for the appointment of a receiver or any other remedy hereunder, unless (a) a default has occurred of which the Trustee has been notified as provided in subsection (g) of Section 902 hereof, or of which by that subsection it is deemed to have notice, (b) that default shall have become an Event of Default and the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceedings in its own name, (c) they have offered to the Trustee indemnity as provided in Section 902(i) hereof, and
  (d) the Trustee shall thereafter fail or refuse to exercise its powers, or to institute such action, suit or proceeding. The notification, request and offer of indemnity are, at the option of the Trustee, conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder.
  No one or more Holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by their action or to enforce any right hereunder except in the manner herein provided, and all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the Holders of all Bonds then outstanding.

          Section 809. Termination of Proceedings. If the Trustee shall have proceeded to enforce any right under this Indenture and the proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then the Municipality, the Company, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder.

          Section 810. Waivers of Events of Default. The Trustee may in its discretion waive any Event of Default (except to the extent that the Trustee is required by the Bondholders pursuant to Section 803 hereof to exercise certain rights or powers) and its consequences and rescind any declaration of acceleration of maturity of principal of and interest on the Bonds, and shall do so upon the written request of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding; provided, however, that there shall not be waived (a) any default in the payment of the principal of or premium on any Bond or (b) any default in the payment when due of the interest on any Bond unless prior to such waiver or rescission, all arrears of interest, principal and premium, and all fees and expenses of the Trustee in connection with such default, shall have been paid or provided for. In case of any such waiver or rescission, the Municipality, the Company, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

          Section 811.  Cooperation of Municipality.  In the
  event of a default hereunder, the Municipality shall cooperate with the Trustee and use its best efforts to protect the Bondholders.


                            ARTICLE IX

                            The Trustee

          Section 901. Acceptance of Trusts. The Trustee accepts the trusts imposed upon it by this Indenture. The Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care as a prudent man would exercise or use in the circumstances in the conduct of his own affairs.

          Section 902.  Certain Rights of Trustee.

          (a) The Trustee may perform any of its duties by or through attorneys, agents, receivers or employees but shall not be answerable for the conduct of the same if appointed in accordance with the standard specified in Section 901 and shall be entitled to advice of counsel concerning all matters hereunder and may pay reasonable compensation to all attorneys and agents as may reasonably be employed and shall be entitled to reimbursement therefor from the Company. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Municipality or the Company).
  The Trustee shall not be responsible for any loss or damage resulting from any action or nonaction in good faith in reliance upon such opinion or advice.

          (b) The Trustee shall not be responsible for any recital in this Indenture, or in the Bonds (except the certificate of the Trustee endorsed on the Bonds) or in any related document (other than documents relating solely to and executed only by the Trustee), or for the validity of the execution by the Municipality of this Indenture or of any supplements or instruments of further assurance, or for the sufficiency of the security for the Bonds or as to the maintenance of the security therefor except as provided in
  Section 606 hereof; and the Trustee shall not be bound to make any investigation as to the performance or observance of any covenants, conditions or agreements on the part of the Municipality or on the part of the Company under the Loan Agreement. The Trustee shall have no obligation to perform any of the duties of the Municipality under the Loan Agreement, and the Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with the provisions of this Indenture.

          (c) The Trustee shall not be accountable for the use of any Bonds. The Trustee may be or become the Owner of Bonds with the same rights which it would have if not Trustee.

          (d) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Owner of any Bond, shall be conclusive and binding upon all future Owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

          (e) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon an

  Officer's Certificate of the Municipality. Prior to the occurrence of a default of which the Trustee has been notified or of which it is deemed to have notice, the Trustee may accept an Officer's Certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept an Officer's Certificate of the Municipality to the effect that an ordinance or resolution has been adopted by the Municipality as conclusive evidence that such ordinance or resolution has been adopted and is in full force and effect.

          (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful default.

          (g) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default (other than nonpayment of the principal and interest on the Bonds) unless the Trustee shall be specifically notified in writing of the Event of Default by the Municipality, by the Holders of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then outstanding or by the Company and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the principal corporate trust office of the Trustee.

          (h) The Trustee may demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof which the Trustee deems desirable.

          (i) Before taking any action, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses which it may incur and to protect it against all liability, except liability which is adjudicated to have resulted from its gross negligence or willful default in connection with any action so taken.

          (j) All moneys received by the Trustee or any paying agent shall be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law.

          (k) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

          Section 903. Fees, Charges and Expenses of Trustee and Paying Agent. The Trustee and any paying agent shall be entitled to prompt payment upon demand or reimbursement for usual and customary fees for their services rendered hereunder as set forth in fee schedules or similar documents effective during the term of this Indenture and available from the Trustee and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by them in connection with such services. Upon an Event of Default, but only upon an Event of Default, the Trustee and any paying agent shall have a right of payment prior to payment on account of interest or principal of or premium, if any, on the Bonds for the foregoing advances, fees, costs and expenses incurred.

          Section 904. Notice to Bondholders if Default Occurs. If an Event of Default occurs of which the Trustee is required to take notice or if notice of an Event of Default be given by the Municipality, the Bondholders or the Company as provided in
  Section 902(g) hereof, the Trustee shall give prompt written notice thereof by first class United States mail, postage prepaid, to the Owners of all Bonds then outstanding.

          Section 905. Intervention by Trustee. In any judicial proceeding to which the Municipality is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Holders of the Bonds, the Trustee may intervene on behalf of the Bondholders and, subject to the provisions of Section 902(i) hereof, shall do so if requested in writing by the Holders of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then outstanding. The rights and obligations of the Trustee under this Section 905 are subject to the approval of a court of competent jurisdiction.

          Section 906. Successor Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party shall become successor Trustee hereunder, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto; provided, however, that if the successor corporation is not a trust company or bank within the State of Indiana that satisfies the requirements of Section 909 hereof, the Trustee shall resign from the trusts hereby created prior to such sale, merger, consolidation or transfer.

          Section 907. Resignation by Trustee. The Trustee and any successor Trustee may at any time resign by giving thirty days' written notice to the Municipality, the Company and by registered or certified mail to the registered Owners of the Bonds then outstanding, and the resignation shall take effect upon the appointment of a successor or temporary Trustee by the Bondholders or by the Municipality as provided herein and such successor or temporary Trustee's acceptance of such appointment. The Trustee may petition a court of appropriate jurisdiction to have a successor Trustee appointed.

          Section 908. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Municipality and signed by the Owners of a majority in aggregate principal amount of all Bonds then outstanding. Any such removal shall take effect upon the appointment of a successor or temporary Trustee by the Bondholders or by the Municipality as provided herein and such successor or temporary Trustee's acceptance of such appointment.

          Section 909. Appointment of Successor Trustee by Bondholders; Temporary Trustee. In case the Trustee shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Owners of a majority in aggregate principal amount of all Bonds then outstanding by an instrument or concurrent instruments in writing; provided, nevertheless, that in case of such vacancy the Municipality by an instrument executed by its Mayor and attested by its Clerk under its seal may appoint a temporary Trustee to fill the vacancy until a successor Trustee is appointed by the Bondholders; and any temporary Trustee shall immediately be superseded by the successor Trustee appointed by the Bondholders. Every temporary or successor Trustee shall be a trust company or bank in good standing within the State of Indiana, duly authorized to exercise trust powers and subject to examination by federal or state authority, and having a reported capital and surplus of not less than $75,000,000. The appointment of every temporary or successor Trustee shall be subject to the prior approval of the Company, which approval may not be unreasonably withheld. Notwithstanding any other provision of this Indenture, no removal, resignation or termination of the Trustee shall take effect until a successor shall be appointed.

          Section 910. Concerning Any Successor Trustees. Every successor Trustee shall deliver to its predecessor, the Municipality and the Company an instrument in writing accepting its appointment, and thereupon such successor without any further act, deed or conveyance, shall become fully vested with all the properties, rights, powers, trusts, duties and obligations of its predecessor; but the predecessor shall, nevertheless, on the Written Request of the Municipality, or of the successor Trustee, execute and deliver an instrument transferring to the successor Trustee all the properties, rights, powers and trusts of the predecessor; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee to its successor. If any instrument in writing from the Municipality is required by any successor Trustee for more fully and certainly vesting in the successor the rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed and delivered by the Municipality. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed or recorded by the successor Trustee in each recording office, if any, where the Indenture has been filed or recorded.

          Section 911.  Trustee Protected in Relying upon
  Resolution, etc. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the release of property and the withdrawal of cash.

          Section 912. Successor Trustee as Trustee of Funds, Paying Agent and Bond Registrar. In the event of a change in the office of Trustee, the predecessor Trustee which has resigned or been removed shall cease to be trustee of the funds provided hereunder and bond registrar and paying agent for principal of and premium, if any, and interest on the Bonds, and the successor Trustee shall become such Trustee, bond registrar and paying agent.


                             ARTICLE X

                      Supplemental Indentures

          Section 1001. Supplemental Indentures Not Requiring Consent of Bondholders. The Municipality, the Company and the Trustee may without the consent of, or notice to, any of the Bondholders enter into an indenture or indentures supplemental to this Indenture, which is consistent with the terms hereof, for any one or more of the following purposes:

          (a) To cure any ambiguity or formal defect or omission in this Indenture or in any supplemental indenture which is not to the prejudice of the Trustee or the Holders of the Bonds;

          (b) To grant to the Trustee any additional rights, remedies, powers or authority that may lawfully be granted to the Trustee;

          (c)  To subject to this Indenture additional
  collateral;

          (d) To modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under any federal statute hereafter in effect or under any state Blue Sky Law, and in connection therewith, if they so determine, to add to this Indenture or any indenture supplemental hereto, such other terms, conditions and provisions (which, in the judgment of the Trustee, are not to the prejudice of the Holders of the Bonds) as may be permitted or required by said federal statute or Blue Sky Law; and

          (e) To effect any other change which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders of the Bonds.

          Section 1002. Supplemental Indentures Requiring Consent of Bondholders. Exclusive of supplemental indentures covered by Section 1001 hereof and subject to the terms of this Section, the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding may consent to the execution and delivery by the Municipality, the Company and the Trustee of such other indenture or indentures supplemental hereto for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms of this Indenture or any supplemental indenture; provided, however, that the unanimous written consent of the Bondholders shall be required for any amendment which would permit: (a) an extension of the stated maturity or reduction in the principal amount of, or reduction in the rate or extension of the time of paying of interest on, or reduction of any premium payable on the redemption of, any Bond, (b) a reduction in the aggregate principal amount of Bonds the Holders of which are required to consent to any such supplemental indenture, or (c) the material modification of the rights, duties or immunities of the Trustee.


                            ARTICLE XI

                 Amendments to the Loan Agreement

          Section 1101. Amendments, etc., to Loan Agreement, the Twenty-Second Supplemental Indenture, the First Mortgage Indenture or the Guaranty Not Requiring Consent of Bondholders. The Municipality and the Trustee with the consent of the Company shall, without the consent of or notice to the Bondholders, consent to any amendment, change or modification of the Loan Agreement, the Twenty-Second Supplemental Indenture, the First Mortgage Indenture or the Guaranty as may be required (a) by the provisions of any such instrument and this Indenture, (b) for the purpose of curing any ambiguity or formal defect or omission or (c) in connection with any other change which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders of the Bonds.

          Section 1102. Amendments, etc., to Loan Agreement, the Twenty-Second Supplemental Indenture, the First Mortgage Indenture or the Guaranty Requiring Consent of Bondholders. Except for the amendments, changes or modifications as provided in Section 1101 hereof, neither the Municipality nor the Trustee shall consent to any other amendment, change or modification of the Loan Agreement, the Twenty-Second Supplemental Indenture, the First Mortgage Indenture or the Guaranty without the consent of the Holders of at least a Majority in aggregate principal amount of the Bonds then outstanding.

          Section 1103. No Amendment May Alter First Mortgage Bonds. Under no circumstances shall any amendment to the Loan Agreement alter the provisions of the First Mortgage Bonds relating to the payment of principal, premium, and interest thereon, without the written consent of the Holders of all the Bonds at the time outstanding.


                            ARTICLE XII

                           Miscellaneous

          Section 1201. Satisfaction and Discharge. All rights and obligations of the Municipality and the Company under the Loan Agreement, the First Mortgage Bonds and this Indenture shall terminate and those instruments shall cease to be of further effect, and the Trustee shall cancel the First Mortgage Bonds and deliver them to the Company, shall execute and deliver all appropriate instruments evidencing the satisfaction of this Indenture, and shall assign and deliver to the Company any moneys and investments in all funds established hereunder (except moneys or investments held by the Trustee for the payment of principal of, interest on, or premium, if any, on the Bonds and except for moneys held in the Rebate Fund which shall be disbursed and applied only as provided in Sections 406, 407, and 408) when

          (a) all fees and expenses of the Trustee and any paying agent shall have been paid or provided for;

          (b) the Municipality and the Company shall have performed all of their obligations under the Loan Agreement, First Mortgage Bonds and this Indenture;

          (c) there shall have been deposited with the Trustee either moneys in an amount which shall be sufficient without reinvestment, or direct noncallable obligations of the United States of America the principal of and the interest on which when due without reinvestment will provide moneys which, together with the moneys, if any, deposited with the Trustee, shall be sufficient, to pay when due the principal or redemption price, if applicable, and interest due and to become due on the Bonds prior to the redemption date or maturity date thereof, as the case may be; provided, that if any Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given or arrangement satisfactory to the Trustee shall have been made for notice, or waiver of notices satisfactory in form to the Trustee shall have been filed with the Trustee; and

          (d)  the Trustee shall have received an opinion of Bond
  Counsel addressed to the Trustee to the effect that such actions shall not cause the interest on the Bonds to become includable under Section 103 of the Code in the gross income of the Holders thereof for federal income tax purposes.

          Section 1202. Application of Trust Money. All money or direct obligations of the United States of America deposited with or held by the Trustee pursuant to Section 1201 hereof shall be held in trust for the Holders of the Bonds, and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any paying agent, to the persons entitled thereto, of the principal and premium, if any, and interest on the Bonds for whose payment the money has been deposited with the Trustee. Any income or interest earned by, or increment to, the investments held under Section 1201 hereof shall to the extent not required for the purposes of this Section 1202, be transferred to the Bond Fund.

          Section 1203. Consents, etc., of Bondholders. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be executed by the Bondholders may be in any number of concurrent writings and may be executed by the Bondholders in person or by agent appointed in writing. Proof of the execution of any such instrument or of the writing appointing any agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken under such request or other instrument. The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, by affidavit of any witness to such execution.

          For all purposes of this Indenture and of the proceedings for the enforcement hereof, any such person shall be deemed to continue to be the Holder of such Bonds until the Trustee shall have received notice in writing to the contrary.

          In determining whether the holders of the required principal amount of Bonds outstanding have taken any action under this Indenture, Bonds owned by the Company or any person controlling, controlled by or under common control with the Company shall be disregarded and deemed not to be outstanding. In determining whether the Trustee shall be protected in relying on any such action, only Bonds which the Trustee knows to be so owned shall be disregarded. Any action, consent or other instrument shall be irrevocable and shall bind any subsequent owner of such Bond or any Bond delivered in substitution therefor.

          Section 1204. Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, and the Bondholders, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee and the Bondholders.

          Section 1205. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

          The invalidity of any one or more phrases, sentences, clauses or Sections in this Indenture shall not affect the remaining portions of this Indenture, or any part thereof.

          Section 1206. Notices. All notices, certificates, payments or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or overnight express mail addressed as follows: if to the Municipality, at the City-County Building, Indianapolis, Indiana, 46204, Attention of its Controller; if to the Company or to the Guarantor, at 1220 Waterway Boulevard, Indianapolis, Indiana, 46202, Attention of its Treasurer; if to the Trustee, at 101 West Washington Street, Indianapolis, Indiana, 46255, Attention of the Corporate Trust Department; if to the First Mortgage Indenture Trustee, at Fidelity Bank, National Association, Corporate Trust Department, 1700 Market Street, Philadelphia, Pennsylvania, 19103; or to such other addresses as may hereafter be furnished by notice.

          Section 1207.  Trustee as Paying Agent and Registrar.
  The Trustee is hereby designated and agrees to act as principal paying agent and Bond Registrar for the Bonds.

          Section 1208.  Counterparts.  This Indenture may be
  executed in several counterparts, each of which shall be an original.

          Section 1209. Applicable Law. This Indenture shall be governed by and construed in accordance with the applicable laws of the State of Indiana.

          Section 1210. Holidays. If any date for the payment of principal of or premium or interest on the Bonds is not a Business Day, then such payment shall be due on the first Business Day thereafter and payment on such day shall be considered timely hereunder.

          Section 1211. Captions and Table of Contents. The captions herein and the Table of Contents are inserted only as a matter of convenience and do not in any way define, limit, construe or describe the scope or intent of this Indenture or any section thereof or in any other way affect this Indenture.

          IN WITNESS WHEREOF, INDIANAPOLIS WATER COMPANY, has caused these presents to be signed in its name and behalf and attested by its duly authorized officers and the City of Indianapolis, Indiana, has caused these presents to be signed in its name and behalf by its Mayor and its corporate seal to be hereunto affixed and attested by its Clerk and, to evidence its acceptance of the Trusts hereby created, National City Bank, Indiana of Indianapolis, Indiana, has caused these presents to be signed in its name and behalf by a duly authorized Vice President and Trust Officer, its official seal to be hereunto affixed, and the same to be attested by one of its duly authorized officers, all as of the day and year first above written.

                                             INDIANAPOLIS WATER
                                             COMPANY


                                             By _________________
                                                ______
                                                J. A. Rosenfeld
                                                Senior Vice
                                                President
                                                and Treasurer



  ______________________________
  Joseph W. Jordan, Secretary



                                             THE CITY OF
                                             INDIANAPOLIS


                                             By _________________
                                                ______
  (SEAL)                                        Stephen
                                                Goldsmith, Mayor

  ATTEST:

  ______________________________
  Beverly S. Rippy, Clerk

                                             NATIONAL CITY BANK,
                                             INDIANA


  (SEAL)                                     By
                                                _________________
                                                __________
                                                Faith Berning,
                                                Vice President
  ATTEST:

  ______________________________
  T. Scott Fesler, Trust Officer


  STATE OF INDIANA  )
                    )  SS:
  COUNTY OF MARION  )

     Before me, the undersigned, a Notary Public in and for the State of Indiana, personally appeared J. A. Rosenfeld and Joseph W. Jordan personally known to me to be the Treasurer and Secretary of Indianapolis Water Company, who, after being first duly sworn, acknowledged that they as such officers, being authorized to do so, executed the foregoing Indenture of Trust for and on behalf of said Corporation.

     WITNESS MY HAND and Notarial Seal this _____ day of
  _______________, 1993.

                                             ____________________
                                             _____
                                             Notary Public


                                             ____________________
                                             __________
  I am a resident of                         (Printed Name)
  ____________ County, Indiana
  My Commission Expires:
  ______________________

  STATE OF INDIANA  )
                    )  SS:
  COUNTY OF MARION  )

          Before me, the undersigned, a Notary Public in and for the State of Indiana, personally appeared Stephen Goldsmith and Beverly S. Rippy personally known to me to be the Mayor and Clerk of the City of Indianapolis, who, after being first duly sworn, acknowledged that they as such officers, being authorized to do so, executed the foregoing Indenture of Trust for and on behalf of said City.

     WITNESS MY HAND and Notarial Seal this _____ day of
  _______________, 1993.

                                             ____________________
                                             _____
                                             Notary Public


                                             ____________________
                                             __________
  I am a resident of                         (Printed Name)
  ____________ County, Indiana
  My Commission Expires:
  ______________________

  STATE OF INDIANA  )
                    )  SS:
  COUNTY OF MARION  )

          Before me, the undersigned, a Notary Public in and for the State of Indiana, personally appeared Faith Berning and
  T. Scott Fesler, personally known to me to be the Vice President and Trust Officer of National City Bank, Indiana, who, after being first duly sworn, acknowledged that as such officers, being authorized to do so, executed the foregoing Indenture of Trust for and on behalf of said Company.

     WITNESS MY HAND and Notarial Seal this _____ day of
  _______________, 1993.

                                             ____________________
                                             _____
                                             Notary Public


                                             ____________________
                                             __________
  I am a resident of                         (Printed Name)
  ____________ County, Indiana
  My Commission Expires:
  ______________________























  This instrument was prepared by Theodore J. Esping, Baker &
  Daniels, 300 North Meridian Street, Suite 2700, Indianapolis,
  Indiana 46204.